UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

COSI, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50052	06-1393745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1751 Lake Cook Road
Suite 600
Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800

____________________
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2014, Stephen Edwards notified the Board of Directors (the "Board") of Cosi, Inc. (the "Company") that he will not stand for re-election as a Director on the Board when his current term expires at the Company's 2014 Annual Meeting of Stockholders.  Concurrently with the expiration of his term as a director, Mr. Edwards will resign all offices and positions with the Board and the Company.  Mr. Edwards has been a director of the Company since October, 2011.  He has served as Executive Chairman of the Board since March 17, 2014.  Prior to that, Mr. Edwards served as CEO and President of the Company from June 11, 2013, to March 17, 2014, and as Executive Chairman of the Board from January 1, 2012, to June 11, 2013.  Mr. Edwards' decision not to stand for re-election was not the result of a disagreement on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COSI, INC.

Dated: June 2, 2014	By:	/s/ William E. Koziel
Name: William E. Koziel
Title: Chief Financial Officer